EX 99.E
GROSVENOR
          Registered Funds
THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR LIMITED LIABILITY COMPANY
INTEREST IN THE FUND, OR A PORTION THEREOF.
<<Date>>
<<Investor Name>>
<<Company>>
<<Street 1>>
<<Street 2>>
<<City/State/Zip>>
Dear <<Investor Name>>:
     <<Fund Name>> (the “Fund”) has received and accepted for purchase your tender of your limited liability company interest, or portion thereof, in the Fund.
     Because you have tendered and the Fund has accepted your tender request of all or a portion of your interest in the Fund, you will receive payment for your tendered interest based on the estimated unaudited net asset value of your tendered interest as of December 31, 2011 (the “Valuation Date”).
     If you tendered 95% or more of your interest in the Fund, you will receive an “Initial Payment” equal to at least 95% of the estimated unaudited net asset value of your tendered interest in the Fund as of the Valuation Date, and a “Contingent Payment” equal to the excess, if any, of the net asset value of your tendered interest in the Fund as of the Valuation Date over the amount of the Initial Payment.
     If you tendered less than 95% of your interest in the Fund, you will receive a “Single Payment” equal to the entire estimated unaudited net asset value of your tendered interest in the Fund as of the Valuation Date.
     Your Initial Payment or Single Payment, as applicable, will be deposited into your account of record, or wired to the account that you designated in your Letter of Transmittal, no later than November 4, 2011, unless the Valuation Date has changed, or the Fund has requested a withdrawal of its capital from the portfolio funds in which it has invested, and provided that your account retains the required minimum balance, in accordance with the terms of the tender offer. Your Contingent Payment, if applicable, will be paid to you within 120 days of the Valuation Date. You will remain a member of the Fund with respect to any portion of your interest in the Fund that you did not tender.
     If you have any questions, please contact the Fund at (866) 211-4521. Investors who invested in the Fund through a financial intermediary, should contact their financial intermediary directly.
Sincerely,
<<Fund Name>>
cc:
Enclosure
900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500

GROSVENOR
          Registered Funds
<<Date>>
<<Investor Name>>
<<Company>>
<<Street 1>>
<<Street 2>>
<<City/State/Zip>>
Dear <<Investor Name>>:
     In accordance with the terms of the tender offer, the remaining Contingent Payment from your capital withdrawal on December 31, 2011 (the “Valuation Date”) was deposited to or wire transferred to the account that you designated in your Letter of Transmittal on <<Date Deposited/Wired>>.
     If you have any questions, please contact the Fund at (866) 211-4521. Investors who invested in the Fund through a financial intermediary, should contact their financial intermediary directly.
Sincerely,
<<Fund Name>>
cc:
Enclosure
900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500

GROSVENOR
          Registered Funds
THIS LETTER IS BEING SENT TO YOU IF YOU TENDERED YOUR LIMITED LIABILITY COMPANY
INTEREST IN THE FUND, OR A PORTION THEREOF.
<<Date>>
<<Investor Name>>
<<Company>>
<<Street 1>>
<<Street 2>>
<<City/State/Zip>>
Dear <<Investor Name>>:
     <<Fund Name>> (the “Fund”) has received and accepted for purchase your tender of your limited liability company interest, or portion thereof, in the Fund. Please refer to your investor statement for December 31, 2011 (the “Valuation Date”), which reflects the Fund’s purchase of your tendered interest.
     If you tendered 95% or more of your interest in the Fund, an “Initial Payment” equal to at least 95% of the estimated unaudited net asset value of your tendered interest in the Fund as of the Valuation Date was deposited into or wire transferred to the account that you designated in your Letter of Transmittal on <<Date Deposited/Wired>>. You will receive a Contingent Payment as described in the Fund’s acceptance letter to you dated <<Date of Letter>> and in accordance with the terms of the tender offer.
     If you tendered less than 95% of your interest in the Fund, a “Single Payment” equal to the entire estimated unaudited net asset value of your tendered interest in the Fund as of the Valuation Date was deposited into or wire transferred to the account that you designated in your Letter of Transmittal on <<Date>>. Please note that your account is subject to the Fund’s required minimum balance, and that you remain a member of the Fund with respect to any portion of your interest in the Fund that you did not tender.
     If you have any questions, please contact the Fund at (866) 211-4521. Investors who invested in the Fund through a financial intermediary, should contact their financial intermediary directly.
Sincerely,
<<Fund Name>>
cc:
Enclosure
900 North Michigan Avenue, Suite 1100 | Chicago, Illinois 60611 | (312) 506-6500